UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 7, 2014 (August 4, 2014)

Arbor Realty Trust, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

001-32136	20-0057959
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

333 Earle Ovington Boulevard, Suite 900
Uniondale, New York	11553
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(516) 506-4200

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On August 4, 2014, Arbor Realty Trust, Inc. (“we” or the “Company”), Arbor Realty Limited Partnership and Deutsche Bank Securities Inc., Keefe, Bruyette & Woods, Inc. and MLV & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”), entered into an underwriting agreement (the “Underwriting Agreement”).  Pursuant to the Underwriting Agreement, we agreed to sell to the Underwriters $35.0 million aggregate principal amount (the “Firm Additional Notes”) of our 7.375% Senior Notes due 2021 pursuant to a reopening of our existing series of such notes (the “Existing Notes” and, together with the Additional Notes (as defined below), the “Notes” ). In addition, we granted the Underwriters an option exercisable within 30 days to purchase up to an additional $5.25 million aggregate principal amount of our 7.375% Senior Notes due 2021 (the “Option Additional Notes” and, together with the Firm Additional Notes, the “Additional Notes”) to cover overallotments, if any. Pursuant to the Underwriting Agreement, the Underwriters agreed to purchase the Additional Notes from us at a price equal to 93.3% of the principal amount of the Additional Notes and to sell the Additional Notes to the public at a price equal to 96.8% of the principal amount of the Additional Notes. The Underwriting Agreement contains customary representations, warranties and agreements made by us, conditions to closing, indemnification rights and obligations of the parties, and termination provisions. Under the terms of the Underwriting Agreement, we agreed to indemnify the Underwriters against certain specified types of liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), to contribute to payments the Underwriters may be required to make in respect of these liabilities and to reimburse the Underwriters for certain expenses. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

The Underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with us and our affiliates in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions. In particular, we have entered into an equity distribution agreement with JMP Securities LLC, pursuant to which we may in the future offer and sell shares of our common stock from time to time.  JMP Securities LLC is entitled to be paid commissions with respect to any such sales.

In the ordinary course of their various business activities, the Underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company or our affiliates. If the Underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the Underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The Underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Pursuant to the Underwriting Agreement, on August 7, 2014, we issued the Firm Additional Notes in a public offering registered under the Securities Act. We issued the Firm Additional Notes under a base indenture, dated May 12, 2014, between us and U.S. Bank National Association, as trustee (the “Base Indenture”), as supplemented by a first supplemental indenture dated May 12, 2014 (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

In general, the Additional Notes have terms identical to the Existing Notes.  Therefore, the Additional Notes:

• are our general unsecured, senior obligations;

• bear cash interest from August 15, 2014 at an annual rate of 7.375% payable on February 15, May 15, August 15 and November 15 of each year, beginning on November 15, 2014;

• are subject to redemption at our option, in whole or in part, at any time on or after May 15, 2017, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date;

• are subject to repurchase by us at the option of the holders following a defined fundamental change, at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date;

• mature on May 15, 2021, unless earlier redeemed or repurchased by us;

• are issued in minimum denominations of $25 and integral multiples of $25 in excess thereof; and

• are represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form.

None of our subsidiaries, affiliates or any other person has guaranteed the payment of principal, premium, if any, or interest on the Notes or has any other obligation in connection with the Notes.

The Indenture contains limited financial covenants. The Indenture does not restrict our or our subsidiaries’ ability to pay dividends, incur liens, sell less than substantially all of our assets, enter into transactions with affiliates, enter into sale-leaseback transactions, enter into agreements that restrict the ability of our subsidiaries to make distributions to us or make investments, issue or repurchase our other securities or secure indebtedness with the assets, stock or equity interests of our subsidiaries. The Indenture restricts, but does not eliminate, our and our subsidiaries’ ability to incur indebtedness, including indebtedness that would be senior to the Notes. Other than in connection with a fundamental change (as defined in the Indenture) or in certain circumstances relating to our consolidation, merger or sales of assets, the Indenture does not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may, without the consent of the holders, reopen the Indenture for the Notes and issue additional Notes under the Indenture with the same terms as the Notes offered hereby in an unlimited aggregate principal amount; provided, however, that no additional Notes may be issued if an event of default has occurred and is continuing with respect to the Notes.

Each of the following is an “event of default” with respect to the Notes:

• default in the payment of any principal amount or any redemption price or repurchase price due with respect to the Notes, when the same becomes due and payable;

• default in payment of any interest (including special interest, if any) under the Notes, which default continues for 30 days;

• our failure to provide a defined fundamental change company notice when due, which default continues for five days;

• our failure to comply with our obligations relating to the Indenture’s financial covenants and restrictions on our consolidation, merger or sales of assets;

• our failure to comply with any other term, covenant or agreement in the Notes or the Indenture upon our receipt of notice of such default from the trustee or from holders of not less than 25% in aggregate principal amount of the Notes then outstanding, and the failure to cure (or obtain a waiver of) such default within 60 days after receipt of such notice;

• default in the payment of principal when due on, or any other default resulting in the acceleration of, other indebtedness of ours or of any significant subsidiary of ours for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $25.0 million and such indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, prior to written notice of acceleration of the Notes;

• failure by us or any of our significant subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 30 days; and

• certain events of bankruptcy, insolvency or reorganization affecting us or any of our significant subsidiaries.

As used in the Indenture, “significant subsidiary” means a significant subsidiary of ours as defined in Regulation S-X promulgated under the Securities Act, provided that it shall not include (i) any entity consolidated by us where we hold 50 percent or less of the voting power of such entity or (ii) any bankruptcy remote, special purpose entity, used to securitize assets and consolidated by us, whose indebtedness is without recourse to us.

Forward-Looking Statements

Statements in this report, including intentions, beliefs, expectations or projections relating to the agreements described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions, the future price of our Notes and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include risks associated with whether the purchase, sale and the listing of the notes on the New York Stock Exchange will be completed and other risks described in the “Risk Factors” section of our most recent prospectus filed pursuant to Rule 424(b) under the Securities Act, and our other filings with the Securities and Exchange Commission.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 above is incorporated herein by reference.

Item 8.01 Other Events.

In connection with the Underwriting Agreement, the Company is filing as Exhibit 5.1 hereto the opinion of Skadden, Arps, Slate, Meagher & Flom LLP and as Exhibit 5.2 the opinion of Venable LLP with respect to the legality of the Additional Notes.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit Number	Exhibit
1.1

Underwriting Agreement, dated August 4, 2014, by and among Arbor Realty Trust, Inc., Arbor Realty Limited Partnership and Deutsche Bank Securities Inc., Keefe, Bruyette & Woods, Inc. and MLV & Co. LLC, as the representatives of the several underwriters named therein

4.1

Indenture, dated May 12, 2014, between Arbor Realty Trust, Inc., as issuer, and U.S. Bank National Association, as trustee, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 12, 2014

4.2

First Supplemental Indenture, dated May 12, 2014, between Arbor Realty Trust, Inc., as issuer, and U.S. Bank National Association, as trustee, incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 12, 2014

4.3	Form of 7.375% Senior Note due 2021 (included as Exhibit A to Exhibit 4.2 hereto)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to the legality of the Additional Notes

5.2	Opinion of Venable LLP with respect to the legality of the Additional Notes

12.1	Computation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

23.2	Consent of Venable LLP (included in Exhibit 5.2)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBOR REALTY TRUST, INC.

	By:	/S/ Paul Elenio
	Name:	Paul Elenio
	Title:	Chief Financial Officer

Date: August 7, 2014

EXHIBIT INDEX

Exhibit Number	Exhibit
1.1

Underwriting Agreement, dated August 4, 2014, by and among Arbor Realty Trust, Inc., Arbor Realty Limited Partnership and Deutsche Bank Securities Inc., Keefe, Bruyette & Woods, Inc. and MLV & Co. LLC, as the representatives of the several underwriters named therein

4.1

Indenture, dated May 12, 2014, between Arbor Realty Trust, Inc., as issuer, and U.S. Bank National Association, as trustee, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 12, 2014

4.2

First Supplemental Indenture, dated May 12, 2014, between Arbor Realty Trust, Inc., as issuer, and U.S. Bank National Association, as trustee, incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 12, 2014

4.3	Form of 7.375% Senior Note due 2021 (included as Exhibit A to Exhibit 4.2 hereto)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to the legality of the Additional Notes

5.2	Opinion of Venable LLP with respect to the legality of the Additional Notes

12.1	Computation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

23.2	Consent of Venable LLP (included in Exhibit 5.2)